UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2005

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras Street, Suite 1900	70130
(Address of principal executive offices)	(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Annual Base Salaries

On March 30, 2005, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Tidewater Inc. (the “Company”) approved the 2006 fiscal year annual base salaries of the executive officers of the Company:

Name and Position	Effective Date	Base Salary
Dean E. Taylor Chairman of the Board, President and Chief Executive Officer	April 1, 2005 July 1, 2005 January 1, 2006	$ $ $	470,000 485,000 500,000

J. Keith Lousteau Executive Vice President and Chief Financial Officer	April 1, 2005		$290,000

Cliffe F. Laborde Executive Vice President, Secretary, and General Counsel	April 1, 2005		$286,000

Stephen W. Dick Executive Vice President	April 1, 2005		$286,000

Long-Term Compensation Awards

Restricted Stock. On March 30, 2005, the Compensation Committee granted awards of restricted stock to the executive officers of the Company. The vesting schedule for the restricted stock is tied to the achievement by the Company of certain performance goals. The restricted stock will vest 25 percent per annum if the Company’s Return on Total Capital for that year is the greater of 15 percent or the average of the Company’s Return on Total Capital for the prior four years. Any unvested restricted stock will automatically vest on March 30, 2009.

Name	Number of Shares
Dean E. Taylor	25,000
J. Keith Lousteau	9,000
Cliffe F. Laborde	8,000
Stephen W. Dick	8,000

Stock Options. On March 30, 2005, the Compensation Committee granted stock options to the executive officers of the Company. The options vested immediately on March 30, 2005. The options were granted at an exercise price of $37.55 per share, which was equal to the fair market value of a share of the Company’s Common Stock on the date of grant.

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Name	Number of Shares
Dean E. Taylor	20,000
J. Keith Lousteau	7,000
Cliffe F. Laborde	6,000
Stephen W. Dick	6,000

Director Compensation

For the 2006 fiscal year, the Company’s outside directors will receive an annual retainer of $30,000 and a fee of $2,000 for attendance at each board meeting. The chairman of each board committee will receive an additional annual retainer of $5,000, and each committee member, including the chairman, will receive a fee of $1,500 for attendance at each committee meeting. The Company’s lead director will receive an additional annual retainer of $10,000. Directors will also receive reimbursement for all reasonable expenses incurred in attending meetings.

The Company’s outside directors are also entitled to receive an annual grant of options to purchase up to 5,000 shares of the Company’s common stock, the exact number to be set each year by the Compensation Committee. On March 30, 2005, each of the Company’s outside directors received an option to purchase 5,000 shares of the Company’s common stock. The options were granted at an exercise price of $37.55 per share, which was equal to the fair market value of a share of the Company’s Common Stock on the date of grant. The options will become exercisable six months from the date of grant.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ J. Keith Lousteau
J. Keith Lousteau
Executive Vice President and Chief Financial Officer

Date:	April 4, 2005

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